As filed with the United States Securities and Exchange Commission on December 2, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SilverBox Corp V

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8701 Bee Cave Road

East Building, Suite 310

Austin, TX 78746

Telephone: (512) 575-3637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Kadenacy

Chief Executive Officer

c/o SilverBox Corp V

8701 Bee Cave Road

East Building, Suite 310

Austin, TX 78746

Telephone: (512) 575-3637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street, 25th Floor Los Angeles, CA 90071 (213) 683-6000	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Ilir Mujalovic, Esq. Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000	William B. Nelson, Esq. Allen Overy Shearman Sterling US LLP 800 Capitol Street, Suite 2200 Houston, Texas 77002 (713) 354-4900

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289783

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 4,600,000 additional units of SilverBox Corp V, a Cayman Islands exempted company (the “Registrant”), 600,000 of which are subject to purchase upon exercise of the underwriter’s option to purchase additional units of the Registrant, each consisting of one Class A ordinary share and one-third of one redeemable public warrant, and (ii) 1,533,333 Class A ordinary shares underlying the warrants included in such units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each redeemable public whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-289783) (the “Prior Registration Statement”), initially filed by the Registrant on August 22, 2025, and declared effective by the Securities and Exchange Commission on December 2, 2025. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that it has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-289783) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Maples and Calder (Cayman) LLP

5.2	Opinion of Paul Hastings LLP

23.1	Consent of Withum Smith+Brown, PC

23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

23.3	Consent of Paul Hastings LLP (included in Exhibit 5.2)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-289783), filed August 22, 2025.

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of December 2025.

SILVERBOX CORP V

By:	/s/ Stephen Kadenacy
	Name:	Stephen Kadenacy
	Title:	Chief Executive Officer

Signature	Position	Date

/s/ Stephen Kadenacy	Chairman and Chief Executive Officer	December 2, 2025
Stephen Kadenacy	(Principal Executive Officer)

/s/ Daniel E. Esters	Chief Financial Officer	December 2, 2025
Daniel E. Esters	(Principal Financial and Accounting Officer)

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